UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2008 (September 10, 2008)

ACI WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25346	47-0772104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Broadway, Suite 3350

New York, New York 10271

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (646) 348-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of New Directors

On September 10, 2008, the Board of Directors (the “Board”) of ACI Worldwide, Inc. (the “Company”), pursuant to Section 12 of the Company’s Amended and Restated Bylaws (the “Bylaws”), increased the authorized number of directors from seven to eight and, pursuant to Section 13 of the Bylaws, elected James C. McGroddy, Ph.D. to serve as an independent director. Dr. McGroddy will serve until the 2009 Annual Meeting of Stockholders and thereafter, until his respective successor is duly elected and qualified. Dr. McGroddy will serve as a member and chairman of the Board’s Technology Committee.

Dr. McGroddy, a self-employed consultant, was employed by International Business Machines Corporation from 1965 through 1996 in various capacities, including seven years as Senior Vice President of Research. Dr. McGroddy is Chairman of the Board of MIQS, a Colorado-based healthcare information technology company, Chairman of the Board of Advanced Networks and Services, Inc., and a member of the Board of Directors of Forth Dimension Displays Limited. Dr. McGroddy also served as a member of the Board of Directors of Paxar Corporation (NYSE: PXR), a provider of merchandising systems for the retail and apparel industry, from January 1998 through June 2007. He is a member of the U.S. National Academy of Engineering.

In connection with his election to the Board of Directors, the Company awarded 10,000 non-qualified stock options to Dr. McGroddy pursuant to the Company’s 2005 Equity and Performance Incentive Plan, as amended, at an exercise price of $19.31 per share. Such options will vest on the earlier to occur of (i) one year following the date of grant, or (ii) the day immediately prior to the date of the next annual meeting of stockholders of the Company following the date of grant.

There is no agreement or understanding between Dr. McGroddy and any other person pursuant to which he was elected to the Board. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company. The Board has established guidelines to assist it in determining director independence which conform to the independence requirements in the National Association of Securities Dealers listing standards. In accordance with these guidelines, the Board has determined that Dr. McGroddy is independent. Dr. McGroddy is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACI WORLDWIDE, INC.

/s/ Victoria H. Finley
Victoria H. Finley
Vice President

Date: September 16, 2008